Exhibit 10.2

CONDITIONAL COVENANT
NOT TO EXECUTE

This Conditional Covenant Not to Execute (this "Conditional Covenant") dated as of September 4, 2009 (the "Effective Date") is made by and between VILLAGE HOSPITALITY LLC, a Delaware limited liability company ("Owner") and CIRI LAKESIDE GAMING INVESTORS, LLC, a Nevada limited liability company ("CIRI") (CIRI together with Owner, the "Parties" and each one a "Party").

RECITALS

WHEREAS, Owner and CIRI are parties to an unlawful detainer action under Case No. A589067, pending in Department XXV of the Eighth Judicial District Court, Clark County, Nevada (the "Lawsuit"), which relates to the possession of a casino shell (the "Casino Leased Premises") constituting a portion of certain real property generally referred to as the Ritz Carlton Hotel and Casino Premises located in Henderson, Nevada and bearing the APN 160-22-414-007 (the "Property"); and

WHEREAS, on August 4, 2009, an Order and Preliminary Writ of Restitution (the "Preliminary Writ") was entered in the Lawsuit, providing in pertinent part that Owner is entitled to execute on the Preliminary Writ fifteen (15) days after Notice of Entry of the Preliminary Writ and the posting of a $250,000 bond or bond equivalent (the "Bond"), unless CIRI posts a bond in the amount of $11,000 per day for up to thirty days;

WHEREAS, on August 4, 2009, Notice of Entry of the Preliminary Writ was given by Owner to CIRI, and on August 6, 2009, the Bond was posted by Owner, entitling Owner to execute on the Preliminary Writ from and after August 21, 2009, unless CIRI posted a bond permitting it to stay up to but no later than September 20, 2009; and

WHEREAS, Owner and CIRI entered into a certain Stipulation and Order Regarding the Plaintiff Foregoing Recourse Upon the Order and Preliminary Writ of Restitution (the "Stipulation and Order"), which Stipulation and Order was filed in the Lawsuit on August 4, 2009, and provides in pertinent part that to enable Owner and CIRI to arrange an amicable resolution of the Lawsuit, Owner shall refrain from executing on the Preliminary Writ for an additional fifteen (15) day period, which in combination with the fifteen (15) day period granted by the Court, ends on September 8, 2009; and

WHEREAS, CIRI has requested that Owner extend the grace period provided by the Stipulation and Order, inclusive of a stay of the Preliminary Writ requirement for CIRI to post a daily $11,000.00 bond, to enable Owner and CIRI to continue to pursue an amicable resolution of the Lawsuit (including the possible negotiation and execution of a lease between Owner and a new entity, purchase of CIRI's Gaming Equipment and FF&E (as those terms are defined in the Casino Lease), and dismissal of the Lawsuit with prejudice); and

WHEREAS, Owner is willing to further extend the grace period and refrain from executing on the Preliminary Writ, and CIRI is willing to continue to occupy the Casino Leased Premises and operate the business thereon in the ordinary course, upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the Parties agree as follows:

AGREEMENT

SECTION 1
Recitals; Definitions

1.01           The recitals set forth above form an integral part of this Conditional Covenant.

1.02           Capitalized terms used but not defined in this Conditional Covenant have the meanings given to them in the Verified Complaint for Unlawful Detainer filed by Owner on April 28, 2009, commencing the Lawsuit.

SECTION 2
Covenant Not To Execute On Preliminary Writ

2.01           Subject to Sections 2.02 and 2.03, Owner covenants and agrees that it will not execute on the Preliminary Writ or take any other action to remove CIRI from possession of the Casino Leased Premises for a period beginning on September 8, 2009, and ending on the sixty-fifth day following written notice (a "Surrender Order") from Owner to CIRI to surrender the Casino Leased Premises (the "Grace Period").

2.02           Notwithstanding Section 2.01, Owner may deliver a notice to CIRI (an "Immediate Surrender Order") demanding CIRI's surrender of the Casino Leased Premises on a date specified in such notice, which date may be as early as five (5) days following delivery thereof, if a "CIRI Event of Default" has occurred. A CIRI Event of Default shall mean: (i) CIRI's failure to pay the past-due Charges by the deadline set forth in Section 3.01(b)(ii); (ii) CIRI's failure to pay Charges when and as due pursuant to Section 3.01(b)(i), which failure is not cured within five (5) days of delivery by Owner of a notice of default regarding the same; and (iii) CIRI's failure to comply with any other obligation set forth in this Conditional Covenant, which failure is not cured within ten (10) days of delivery by Owner of a notice of default regarding the same.

2.03           Notwithstanding Section 2.01 and Section 2.02, if Owner has not provided a Surrender Order or Immediate Surrender Order providing for an earlier departure, CIRI shall nonetheless surrender the Casino Leased Premises on September 8, 2010, or post a bond in favor of Owner in the amount of $11,000 per day and remain thereon for up to (but no more than) thirty (30) days thereafter (until October 8, 2010).

SECTION 3
Covenant To Continue In Possession And Operate In Ordinary Course

3.01           During the Grace Period and until the date CIRI quits and surrenders the Casino Leased Premises in accordance with the terms of this Conditional Covenant (the "Surrender Date"):

(a)           CIRI covenants and agrees to remain on the Casino Leased Premises, and to operate the casino business in substantially the same way as it operated the business on the date on which the Preliminary Writ was issued.

(b)           Without limiting the generality of the foregoing, CIRI shall (i) pay all taxes, utility, maintenance, and similar periodic charges and expenses that would have been due and payable by CIRI under the Casino Lease (except as set forth in Exhibit A hereto), including without limitation amounts due and payable to the operator of the Ritz Carlton hotel located on the Property for, among other things, complimentaries (collectively, the "Charges"), and are attributable to periods prior to the Surrender Date, and (ii) make current past due Charges by the earlier of the Surrender Date or forty-five (45) days of the Effective Date. CIRI shall perform any and all obligations of the tenant set forth in the Casino Lease, had the Casino Lease survived the foreclosure sale, except as set forth in Exhibit A hereto and except that CIRI shall not be obligated to pay Rent as described in Section 4 of the Casino Lease. Owner shall perform any and all obligations of the landlord set forth in the Casino Lease, had the Casino Lease survived the foreclosure sale, except as set forth in Exhibit A hereto.

(c)           Without limiting the generality of the foregoing, CIRI shall not act or omit to act in any way that: (i) is intentionally and materially detrimental to the Property, Casino Leased Premises, casino business, or the Ritz-Carlton Hotel operated on the Property; (ii) is outside of the ordinary course of business; (iii) would have violated or constituted a breach of the Casino Lease (except as set forth in Exhibit A hereto), had the Casino Lease survived the foreclosure sale; or (iv) would violate or constitute a material breach of this Conditional Covenant. Without limiting the generality of the foregoing, CIRI shall not materially modify the casino operations except with Owner's prior written consent thereto, which consent (A) shall not be unreasonably conditioned or withheld and (ii) shall be deemed given if Owner does not deliver a response to CIRI within ten (10) days of Owner's receipt of CIRI's written request for consent.

(d)           Under no circumstances shall CIRI take any actions or omit to take any actions to wind down the casino business or remove Gaming Equipment and FF&E unless Owner has delivered a Surrender Order or Immediate Surrender Order, or CIRI has delivered a notice pursuant to Section 3.02 hereof. Notwithstanding anything herein to the contrary (but subject to Section 3.01(e)), the Casino Leased Premises shall remain open for business and CIRI shall continue to operate the casino business in substantially the same way as it operated the business on the date on which the Preliminary Writ was issued, without removing any Gaming Equipment or FF&E, until such date that is ten (10) days prior to the scheduled Surrender Date.

3.02           If, during the Grace Period, CIRI decides at any time, in its sole and absolute discretion, that it wishes to surrender the Casino Leased Premises prior to the expiration of the Grace Period, CIRI shall deliver a written notice to Owner at least sixty (60) days prior to the Surrender Date. Notwithstanding the foregoing, CIRI may only surrender the Casino Leased Premises hereunder if at least thirty (30) days prior to the Surrender Date, (i) CIRI has paid all Charges due as of such date and (ii) CIRI deposits with Owner the amount of Thirty Thousand Dollars ($30,000) as a reserve fund to cover the Charges anticipated to be incurred through and including the Surrender Date. Regarding the portion of the Charges constituting amounts due and payable to the operator of the Ritz Carlton hotel located on the Property, in the thirty-day period prior to the Surrender Date, CIRI shall not permit such portion to exceed Ten Thousand Dollars ($10,000) unless it obtains Owner's prior written consent. Following the Surrender Date, once all such Charges have been finally determined, Owner will deduct and retain the actual Charges from the reserve fund, and transmit the remainder (if any) to CIRI. If the actual Charges exceed the amount of the reserve fund, then CIRI shall immediately pay to Owner the difference.

3.03           In the event of a direct conflict between the terms of this Conditional Covenant and the terms of the Casino Lease, this Conditional Covenant shall control. Notwithstanding anything herein to the contrary, including without limitation all provisions requiring the Parties to act or omit to act in accordance with the Casino Lease as if it had survived the foreclosure sale, the Parties acknowledge and agree that (i) nothing in this Conditional Covenant is intended to constitute the creation of any leasehold or similar interest in the Casino Leased Premises or any portion of the Property for or in favor of CIRI; (ii) CIRI is not and shall not be deemed a tenant hereunder; (iii) CIRI shall have no interest in the Property whatsoever; and (iv) the provisions of this Conditional Covenant merely set forth the terms of Owner's conditional forbearance of recourse under the Final Judgment and Final Writ of Restitution.

SECTION 4
Indemnification

4.01           CIRI shall indemnify and save harmless Owner and its past and present subsidiary or parent corporations, companies, or other entities, affiliates, partners, shareholders, members, joint venturers, heirs, successors, assigns, officers, directors, employees, agents, attorneys and insurers (in their individual and representative capacities) from and against all claims, demands, losses, damages, actions, causes of action, suits, debts, promises, liabilities, obligations, liens, costs, expenses, attorneys' fees, indemnities, subrogations (contractual or equitable) or duties, of any nature, character or description whatsoever, whether known or unknown, fixed or contingent, accrued or not yet accrued, matured or not yet matured, anticipated or unanticipated, asserted or unasserted (collectively, "Claims") arising or alleged to arise from actions or omissions by CIRI, an affiliate of CIRI, or a CIRI employee, or a director, officer, manager, agent, contractor, or subcontractor of the same, on, in, or relating to the operation of the casino business on the Casino Leased Premises prior to and on the Surrender Date.

4.02           Owner shall indemnify and save harmless CIRI and its past and present subsidiary or parent corporations, companies, or other entities, affiliates, partners, shareholders, members, joint venturers, heirs, successors, assigns, officers, directors, employees, agents, attorneys and insurers (in their individual and representative capacities) from and against all Claims arising or alleged to arise from actions or omissions by Owner, an affiliate of Owner, or a director, officer, manager, or agent of the same on, in, or relating to the operation of the casino business on the Casino Leased Premises after the Surrender Date.

4.03           Notwithstanding the foregoing, no indemnity shall be required where any Claim arises from or relates to the gross negligence or willful misconduct of any Person seeking to be indemnified.

SECTION 5
Insurance

Within three business days of the Effective Date (and at any time thereafter prior to the Surrender Date, upon request by Owner), CIRI shall provide proof satisfactory to Owner in its reasonable discretion that: (i) CIRI carries commercial general liability insurance, workers' compensation insurance, property insurance, fidelity bond coverage, comprehensive crime coverage, and employment practices liability coverage, all in accordance with (or superior to) the coverage amounts and terms set forth in Section 9 of the Casino Lease (except as set forth in Exhibit A hereto); (ii) such are written as primary policies, as respects the additional insureds not contributing with and not in addition to coverage that Owner may carry; and (iii) Owner has been added as an additional insured on all such policies.

SECTION 6
Additional Covenants

6.01           Cooperation.

(a)           Owner and CIRI shall (i) use commercially reasonable efforts to cooperate with each other in all matters pertaining to the Property, and (ii) do any act or thing and execute any and all documents or instruments reasonably necessary or proper to effectuate the provisions and intent of this Conditional Covenant.

(b)           CIRI shall cooperate with such persons as Owner may designate from time to time as a potential new tenant for the Casino Leased Premises (through a purchase of membership interests in CIRI or CMLH or otherwise), which persons have (i) provided to CIRI reasonable assurances of financial ability to consummate a transaction with Owner to lease or acquire the Casino Leased Premises and to acquire the FF&E and Gaming Equipment from CIRI; and (ii) demonstrated to CIRI's satisfaction the ability to obtain a non-restricted gaming license from the Nevada Gaming Control Board and the Nevada Gaming Commission (collectively, the "Nevada Gaming Authorities") within a reasonable period of time (a "Potential Bidder"). As of the Effective Date, the Potential Bidders include Hal Watner and Marc Suann of H&M Gaming and George Wight of Sage Gaming & Entertainment, Inc. and their affiliates, and Owner may deliver notices from time to time designating additional Potential Bidders. Cooperation, for the purposes hereof, includes without limitation:

(1)           granting Potential Bidders access during normal business hours, and with 24 hours' advance notice, to (A) all areas of the casino except those restricted by applicable gaming laws and (B) documents, records, and other documents relating to the casino operations, excluding any customer lists, internally generated management projections and marketing plans, and other proprietary information, none of which CIRI shall be required to share with any Potential Bidder;

(2)           negotiating with Potential Bidders in good faith regarding the transfer of CIRI's FF&E and Gaming Equipment, assignment of CIRI subleases and concession agreements, and assignment of assignable entitlements and licenses, as appropriate, or a transfer of the membership interests in CIRI or CMLH, as the case may be; and

(3)           providing reasonable assistance to Potential Bidders in submitting all gaming, liquor, and other relevant licenses, permits, and approvals necessary to operate the casino following CIRI's surrender or following a transfer of the membership interests in CIRI or CMLH, as the case may be.

Notwithstanding the foregoing, CIRI shall not be required to expend other than nominal amounts in providing such cooperation, and CIRI shall not be prohibited from seeking potential buyers to purchase the FF&E and Gaming Equipment who are not Potential Bidders; provided, however, that CIRI shall notify Owner, within three (3) business days, of CIRI' s entry into any binding letter of intent, contract, or similar arrangement, whether conditional or unconditional, oral or written, by which CIRI has agreed to transfer to a non-Potential Bidder (A) all or substantially all of any category of FF&E or Gaming Equipment or (B) any item(s) of FF&E or Gaming Equipment singularly or in the aggregate (on a cumulative basis) having a value of Fifty Thousand Dollars ($50,000) or more. CIRI's notice shall describe such items or category of items with particularity and summarize the terms of its agreement or arrangement. Notwithstanding the foregoing, any sale of FF&E or Gaming Equipment to a non-Potential Bidder is subject to CIRI's obligations under Section 3.01(d) hereof.

6.02           Final Order; Lawsuit Dismissal. Simultaneously with their execution of this Conditional Covenant, Owner and CIRI have executed a Stipulation for Dismissal (the "Stipulation") , a copy of which is attached hereto as Exhibit B, stating, among other things, that the Preliminary Writ shall be deemed a permanent writ of restitution and a final judgment on the merits. That Stipulation shall be promptly filed with the Eighth Judicial District Court by Owner's counsel upon the execution and delivery of said Stipulation. CIRI hereby covenants not to (i) continue prosecution of the Lawsuit in any way or (ii) appeal or otherwise collaterally attack the final order resulting from such Stipulation. Subject to the foregoing, the Parties reserve the right to bring legal proceedings regarding rights and obligations arising out of and/or relating to this Conditional Covenant.

6.03           Change of Narne, Rights to Marks.

(a)           Within ten days after the Surrender Date, CIRI shall cause its parent, Casino Monte Lago Holding, LLC ("CMLH") to make such filings and other acts as are necessary to change CMLH's legal name to a name (i) not containing the words "Montelago" or "Monte Lago" (together, the "Mark") and (ii) not likely to confuse third parties by suggesting any connection of CMLH to the Casino Leased Premises or the casino business operated thereon.

(b)           CIRI hereby acknowledges, and will cause CMLH to acknowledge, that as of the Surrender Date, any rights which it or CMLH had or have to the use of the Mark (or any other marks or other intellectual property rights associated with Casino Leased Premises or the casino business operated thereon) shall terminate, except to the extent as may be necessary to accomplish any chip, token, ticket, voucher or similar redemption program required by the Nevada Gaming Authorities.

(c)           CIRI shall not transfer to a third party (other than a Potential Bidder) any signage, promotional materials, retail inventory, and other tangible objects and items bearing the Mark. If on or prior to the Surrender Date, CIRI does not (A) transfer such items to a Potential Bidder or (B) transfer such items to a non-Potential Bidder in such a manner that the Mark is removed or becomes wholly illegible (e.g., the signage is sold for scrap and the item containing the Mark is destroyed), then on the Surrender Date, CIRI shall, at Owner's option (which may specify item-by-item), either (i) transfer to Owner such items in return for total consideration in the amount of Ten Dollars ($10.00); (ii) destroy such items and provide reasonable proof thereof to Owner; or (iii) if neither of the foregoing are permitted by the Nevada Gaming Authorities with respect to certain items, take such action as is required by such Authorities vis-a-vis such items.

6.04           FF&E and Gaming Equipment. Attached as Exhibit C hereto is a complete list of the categories and types of FF&E and Gaming Equipment on the Casino Leased Premises as of the Execution Date. Subject to CIRI's obligations under Section 3.01(d) hereof, in addition to all cash, chips and tokens, CIRI is entitled to remove from the Casino Leased Premises all or any items of FF&E and Gaming Equipment described in Exhibit C prior to or on the Surrender Date, but CIR1 shall not remove anything else therefrom.

6.05           Employees.

(a)           Except for Rick Ingrassia, CIRI represents and warrants that none of the CIRI employees listed in Exhibit D hereto (the "Material CIRI Employees") is subject to a non-compete or similar agreement that would restrict such Material CIRI Employee's right to be employed on the Casino Leased Premises after the Surrender Date by Owner or any other casino operator. Rick Ingrassia is subject to a non-compete, which CIRI shall waive if requested in writing by Owner.

(b)           Except for claims arising from Owner's failure to provide the notice and waiting period required by Section 2.01 or Section 2.02, as the case may be, before, on, and after the Surrender Date, CIRI shall retain, and Owner neither assumes nor shall be deemed to assume, any obligations, responsibilities or liabilities of any kind resulting from or relating to (i) the employment by CIRI of CIRI's employees on account of any period prior to termination of employment with CIRI or (ii) CIRI's termination of such employment, including but not limited to: (a) any obligation of CIRI to continue to employ any person, or to pay any compensation or benefits to such persons; (b) to make contributions or payments to any Benefit Plans (meaning collective bargaining agreements, pension plans, retirement plans and other employee benefit plans applicable to any of the CIRI Employees (including, without limitation, any multi-employer contracts or multi-employer pension or other benefit plans)), or to pay any other employee benefits; (c) breach of express or implied employment contract; (d) wrongful discharge; (e) any claim of discrimination or retaliation; and/or (f) liabilities arising out of or relating to the Employment Retirement Income Security Act of 1974, as amended ("ERISA") or the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

(c)           Before, on, and after the Surrender Date, CIRI shall take all actions necessary to comply with COBRA.

(d)           Before, on, and after the Surrender Date, CIRI shall take all actions necessary to comply with the Worker Adjustment and Retraining Notification Act of 1988, as amended (the "WARN Act") or applicable state or local law. Provided liability under the WARN Act does not arise on account of Owner's failure to comply with the notice requirements of Section 2.01 or Section 2.02 hereof, as the case may be, (in which case no indemnity shall be required), CIR1 shall indemnify, defend and hold Owner harmless from and against any liability to CIRI, a current or former CIRI Employee, or any governmental authority relating to a failure to comply with any provision of the WARN Act, including, but not limited to, fines, back pay and attorneys' fees.

SECTION 7
Mutual Release

7.01           Release by CIRI. Upon the full and complete performance by Owner of all of its obligations hereunder, CIRI hereby forever releases and discharges Owner and its past and present subsidiary or parent corporations, companies, or other entities, affiliates, partners, shareholders, members, joint venturers, heirs, successors, assigns, officers, directors, employees, agents, attorneys and insurers (in their individual and representative capacities) from any and all Claims of any kind, whether or not arising from or related to, directly or indirectly, the Lawsuit or CIRI's occupancy of the Casino Leased Premises.

7.02           Release by Owner. Upon the full and complete performance by CIRI of all of its obligations hereunder, Owner forever releases and discharges CIRI and its past and present subsidiary or parent corporations, companies, or other entities, affiliates, partners, shareholders, members, joint venturers, heirs, successors, assigns, officers, directors, employees, agents, attorneys and insurers (in their individual and representative capacities) from any and all Claims arising from or related to, directly or indirectly, the Lawsuit or CIRI's occupancy of the Casino Leased Premises.

7.03           Unknown Facts. In giving the releases herein, the Parties acknowledge that they may hereafter discover facts in addition to or different from those that they now believe are true. The Parties acknowledge that they have taken these possibilities into account and each expressly assumes the risk of them in entering into this Conditional Covenant. Further, this Conditional Covenant shall remain in effect notwithstanding the discovery or existence of such additional or different facts, even if such facts would, if known on the Effective Date, have caused the Party to seek different terms in this Conditional Covenant or not to have executed this Conditional Covenant.

7.04           No Prior Assignments. Each Party represents, covenants, and warrants to the other Party that (i) it has not previously assigned, and (ii) prior to the date of its release becoming effective (in accordance with Section 7.01 or 7.02), it shall not assign, delegate, or otherwise transfer any Claim which actually or potentially is or may be subject to the release herein. Each Party shall indemnify and save harmless the other Party and its past and present subsidiary or parent corporations, companies, or other entities, affiliates, partners, shareholders, members, joint venturers, heirs, successors, assigns, officers, directors, employees, agents, attorneys and insurers (in their individual and representative capacities) from and against all such Claims brought by a purported assignee or transferee.

7.05           Obligations Hereunder. Nothing in this Section 7 shall constitute a release of any Party's obligations set forth in this Conditional Covenant.

SECTION 8
Notices

8.01           Any and all notices and demands by any Party hereto to any other Party, required or desired to be given hereunder shall be in writing and shall be validly given or made only if (i) deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, (ii) made by Federal Express or other similar courier service keeping records of deliveries and attempted deliveries, or (iii) when served by telecopy or similar facsimile transmission. Service by mail or courier shall be conclusively deemed made on the first business day delivery is attempted or upon receipt, whichever is sooner. Facsimile transmissions received during business hours during a business day shall be deemed made on such business day. Facsimile transmissions received at any other time shall be deemed received on the next business day. Telephone numbers are provided for convenience only, and notice by telephone shall not be deemed adequate notice for purposes hereof.

8.02           Any notice or demand shall be addressed as follows:

If to CIRI:	Address:	6280 Annie Oakley Drive
Las Vegas, NV 89120
	Attention:	Johan Finley, Managing Member
	Telephone:	(702) 730.2101
	Fax:	(702) 740.8692

with a copy to:	Address:	Jones Vargas
3773 Howard Hughes Parkway, Suite 300 South
Las Vegas, NV 89169
	Attention:	Gary R. Goodheart, Esq.
	Telephone:	(702) 862.3300
	Fax:	(702) 737.7705

and to:	Address:	Plainfield Asset Management LLC
100 W. Putnam, Third Floor
Greenwich, CT 06830
	Attention:	Thomas X. Fritsch, General Counsel
	Telephone:	(203) 302-1715
	Fax:	(203) 302-1779

If to Owner:	Address:	Village Hospitality LLC
60 Wall Street
New York, NY 10005
	Attention:	Mary Brundage and Karen Bernsohn
	Telephone:	(212) 250-4666
	Fax:	(212) 797-4487

with a copy to:	Address:	Lionel, Sawyer & Collins
300 S. Fourth St., Suite 1700
Las Vegas, NV 89101
	Attention:	Jeffrey P. Zucker, Esq.
	Telephone:	(702) 383.8888
	Fax:	(702) 383.8845

8.03           The Parties may change their address for the purpose of receiving notices or demands as herein provided by a written notice given in the manner provided above.

SECTION 9
Representations and Warranties

9.01           Each Party (for the purposes hereof, the "Representing Party") represents, covenants and warrants to the other Party that:

(a)           It is a limited liability company duly created, validly existing and in good standing under the laws of the state of its formation, with all requisite power and authority to enter into and carry out its obligations under this Conditional Covenant. If the Representing Party is organized under the laws of a state other than Nevada, then it represents and warrants that it is qualified to do business in Nevada as it is currently conducting business in Nevada.

(b)           The execution, delivery, and performance of this Conditional Covenant by the persons executing the same on behalf of the Representing Party have been duly and validly authorized (and by their execution hereof such persons individually represent and wan.ant that they are so authorized) and this Conditional Covenant constitutes the legal, valid and binding obligations of the Representing Party enforceable in accordance with its respective terms.

9.02           CIRI hereby represents and warrants that it has no actual knowledge, as of the Effective Date, of any condition on or of the Casino Leased Premises or Property that would constitute a breach by Owner of the last sentence of Section 3.01(b).

SECTION 10
Miscellaneous

10.01           Survival. Certain provisions hereof shall survive the termination of this Conditional Covenant and the expiration of the Grace Period if by their nature such provisions must survive.

10.02           Integration Clause. This Conditional Covenant (along with the documents referred to herein) constitutes the entire and exclusive agreement among the Parties pertaining to the subject matter contained herein and supersedes all prior agreements, representations and understandings of the Parties.

10.03           Modifications; Waivers. No supplement, modification or amendment of this Conditional Covenant shall be binding unless executed in writing by the Party to be bound. The rights and remedies of the Parties to this Conditional Covenant are cumulative and not alternative, except as otherwise expressly provided for in this Conditional Covenant. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Conditional Covenant will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Conditional Covenant can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Conditional Covenant.

10.04           Successors and Assigns. This Conditional Covenant shall inure to the benefit of and be binding upon the Parties and their respective heirs, successors and assigns. Nothing expressed or referred to in this Conditional Covenant will be construed to give any person other than the Parties any legal or equitable right, remedy, or claim under or with respect to this Conditional Covenant or any provision of this Conditional Covenant. This Conditional Covenant and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their successors and assigns.

10.05           Timing. Time is of the essence in this Conditional Covenant and all of the terms, covenants, conditions, and obligations herein.

10.06           Severability. If any term, provision, covenant or condition of this Conditional Covenant, or any application hereof, should be held by arbitrators or a court of competent jurisdiction to be invalid, void or unenforceable, then all terms, provisions, covenants or conditions, and all applications thereof, not held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided that the invalidity, voidness or unenforceability of such term, provision, covenant or condition (after giving effect to the next sentence) does not materially impair the ability of the Parties to consummate the transaction contemplated hereby. In lieu of such invalid, void or unenforceable term, provision, covenant or condition there shall be added to the Conditional Covenant a term, provision, covenant or condition that is valid, not void, and enforceable and is as similar to such invalid, void, or unenforceable term, provision, covenant or condition as may be possible.

10.07           Governing Law. The laws of the State of Nevada applicable to contracts made or to be wholly performed there (without giving effect to choice of law or conflict of law principles) shall govern the validity, construction, performance and effect of this Conditional Covenant. Any lawsuit to interpret or enforce the terms of this Conditional Covenant shall be brought in a court of competent jurisdiction in the State of Nevada.

10.08           Attorneys' Fees. In any action or proceeding to enforce the terms of this Conditional Covenant or to redress any violation of this Conditional Covenant, the prevailing Party shall be entitled to recover as damages its reasonable attorneys' fees and costs incurred, whether or not the action is reduced to judgment. For the purposes of this provision, the "prevailing Party" shall be that Party who has been successful with regard to the main issue, even if that Party did not prevail on all issues.

10.09           Captions. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience in reference to this Conditional Covenant and in no way whatsoever define, limit or describe the scope or intent of this Conditional Covenant, nor in any way affect this Conditional Covenant.

10.10           Construction; Consultation with Counsel. Personal pronouns shall be construed as though of the gender and number required by the context, and the singular shall include the plural and the plural the singular as may be required by the context. The terms and conditions of this Conditional Covenant shall be construed as a whole according to its fair meaning, and not strictly for or against any Party. The Parties acknowledge that each of them has reviewed this Conditional Covenant and has consulted with counsel and, after being fully informed as to the content and effect of this Conditional Covenant, enter into this Conditional Covenant voluntarily, having carefully read this Conditional Covenant, knowing the contents hereof, and fully understanding the terms of this Conditional Covenant. Any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not apply in the interpretation of this Conditional Covenant.

10.11           Counterparts. This Conditional Covenant may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same Conditional Covenant. Any signature page of this Conditional Covenant may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart, identical in form thereto, but having attached to it one or more additional signature pages. The Parties contemplate that they may be executing counterparts of this Conditional Covenant transmitted by facsimile and agree and intend that a signature transmitted through a facsimile machine shall bind the Party so signing with the same effect as though the signature were an original signature.

[The rest of this page is intentionally blank, and the signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Conditional Covenant as of the date set forth above.

Owner:		CIRI:

Village Hospitality LLC		CIRI Lakeside Gaming Investors, LLC

		By:	Casino Monte Lago Holding, LLC,
its Managing Member

By:		By:	/s/ Johan P. Finley
Name:	Robert D. Burns	Name:	Johan P. Finley
Title:	President	Title:	Managing Member

List of Exhibits

Exhibit	Contents

Exhibit A	Exceptions to the Operation of the Casino Leased Premises during the Grace Period in Conformity with the Casino Lease

Exhibit B	Form of Stipulation

Exhibit C	FF&E and Gaming Equipment

Exhibit D	Material CIRI Employees

EXHIBIT A

Provisions in the Casino Lease Which
Need Not Be Performed by CIRI

CIRI's obligation to perform in accordance with the terms of the Casino Lease as if the Casino Lease had survived the foreclosure sale is subject to the following exceptions:

1.	The following shall apply in lieu of the definition of "First Class Casino Standard" in Section 1 of the Casino Lease:

"First Class Casino Standard" shall mean the overall quality of the maintenance, personnel (including training), services and operations of the casino in effect as of the date on which the Preliminary Writ was issued.

2.	CIRI shall have no construction obligations under Section 2 of the Casino Lease.

3.	The following shall apply in lieu of the first sentence of Subsection 5(a) of the Casino Lease:

CIRI shall use the Casino Leased Premises solely for the purpose of the operation of a casino, including, without limitation, conducting gaming activities, providing food and beverage services, providing other amenities customary for a casino that meets the First Class Casino Standard (such as convenience and liquor sales, cigar stores, food court and other entertainment), and selling logo-type items (other than items bearing the name or logos of Ritz unless Ritz expressly consents thereto in writing and other than items bearing the name or logos of Lake Las Vegas unless Lake at Las Vegas Joint Venture expressly consents thereto in writing), and shall not be used for any unlawful purpose.

4.	The following shall apply in lieu of the first sentence of Subsection 6(a) of the Casino Lease:

CIRI shall, at CIRI's sole expense, keep the Casino Leased Premises, including all Casino Improvement Work, FF&E, and Gaming Equipment in use at the Casino Leased Premises in good and tenantable condition, and shall promptly make all necessary structural and non-structural repairs and replacements to the Casino Leased Premises, but shall not be required to make any capital improvements unless Owner has agreed in writing to reimburse CIRI for Owner's pro rata share of capital expenditures attributable to the useful like of any capital improvements extending beyond the Surrender Date.

5.	The indemnification provisions of the Conditional Covenant shall replace those indemnification obligations of the Tenant contained in Section 8 of the Casino Lease.

6.	The following shall apply in lieu of the first sentence of Subsection 11(e) of the Casino Lease:

For the purposes of this Lease, "Qualified Casino Manager" shall mean (i) Tenant; (ii) any casino manager that, as of the date of such designation, directly or through its Affiliates, manages and shall have managed for not less than three (3) years, not less than two (2) casinos comparable in quality to the casino on the Casino Leased Premises; or (iii) any other casino manager as Owner shall approve, which approval shall not be unreasonably withheld, delayed or conditioned.

7.	The default provisions of the Conditional Covenant shall replace those contained in Section 14(a) of the Casino Lease.

8.	The remedies provisions of Section 15 of the Casino Lease shall not apply in the event of a default by CIRI under the Conditional Covenant.

9.	CIRI shall not have the obligation set forth in Section 17 of the Casino Lease to remove FF&E and/or Gaming Equipment.

10.
CIRI shall have no obligations under the first and third sentences of Section 18 ("Holding Over") of the Casino Lease; provided, however, that the second and fourth sentences apply to a holding over following the date on which CIRI is obligated hereunder to surrender the Casino Leased Premises but fails to do so.

11.	CIRI shall have no obligation to remove any signage under Section 20 of the Casino Lease.

Provisions in the Casino Lease Which
Need Not Be Performed by Owner

Owner's obligation to perform in accordance with the terms of the Casino Lease as if the Casino Lease had survived the foreclosure sale is subject to the following exceptions:

12.	Owner shall have no construction obligations under Section 2 of the Casino Lease.

13.	The following shall apply in lieu of the first sentence of Subsection 6(b) of the Casino Lease:

Owner shall, at Owner's sole expense, keep the exterior of the Casino Shell (including the roof and landscaping, such landscaping to include walkways, steps, hardscape and softscape), in good and tenantable condition and shall promptly make all necessary structural and on-structural repairs and replacements to the exterior of the Casino Shell.

14.	The following shall apply in lieu of the first sentence of Subsection 7(c) of the Casino Lease:

After the Surrender Date, Owner shall provide an accounting to Tenant of the actual Tenant Utility Expenses allocated to Tenant based upon the square footage actually occupied by Tenant in the Casino Premises as set forth on Exhibit B as compared to the total square footage of the Parking Garage, Hotel, Spa and Bridge and Casino Shell as set forth on Exhibit B. Tenant shall have the right to conduct an audit of such accounting at Tenant's sole cost and expense within a reasonable period not to exceed two months after delivery of the accounting.

Provisions in the Casino Lease Not Applicable to Owner or CIRI

The Parties' obligation to perform in accordance with the terms of the Casino Lease as if the Casino Lease had survived the foreclosure sale is subject to the following exceptions:

15.	Owner shall not have any option to purchase the FF&E and Gaming Equipment from CIRI, and CIRI shall have no obligation to sell the FF&E and Gaming Equipment to Owner.

16.	The notice provisions of Section 16 of the Casino Lease are inapplicable to Owner or CIRI.

17.	Owner and CIRI shall not have the obligations set forth in Section 24 ("Damage or Destruction") of the Casino Lease.

EXHIBIT B
Form of Stipulation

SAO
Todd M. Touton, NV Bar #1744
ttuouton@lionelsawyer.com
Mark J. Gardberg, NV Bar #10879
mgardberg@lionelsawyer.com
LIONEL SAWYER & COLLINS
1700 Bank of America Plaza
300 South Fourth Street
Las Vegas NV 89101

Attorneys for Plaintiff Village Hospitality LLC

DISTRICT COURT
CLARK COUNTY, NEVADA

VILLAGE HOSPITALITY LLC, a Delaware limited liability company, Plaintiff, vs. CIRI LAKESIDE GAMING INVESTORS, LLC, a Nevada limited liability company, Defendant.	Case No. A589067 Dept. No. XXV STIPULATION AND ORDER FOR DISMISSAL WITH PREJUDICE

It is hereby stipulated, pursuant to NRCP 41(a)(1)(ii), by and between Plaintiff Village Hospitality LLC ("Village Hospitality"), by and through its attorneys, Todd M. Touton, Esq. and Mark J. Gardberg, Esq. of Lionel Sawyer & Collins, and Defendant CIRI Lakeside Gaming Investors, LLC ("CIRI"), by and through its attorneys Gary R. Goodheart, Esq. and David A. Carroll, Esq. of Jones Vargas, as follows:

WHEREAS, in an Order and Preliminary Writ of Restitution entered by this Court on August 4, 2009 (the "Order and Preliminary Writ of Restitution"), this Court granted Defendant CIRI a fifteen-day period (from the posting by Plaintiff Village Hospitality of a bond of indemnification in favor of Defendant CIRI in the sum of $250,000, or a bond equivalent (e.g., cash) under NRS Chapter 20) in which to surrender the Casino Premises to Plaintiff Village Hospitality, or else Defendant CIRI would be required to post a bond in order to remain on the Casino Premises for up to thirty additional days;

WHEREAS, in compliance therewith, Plaintiff Village Hospitality deposited the sum of $250,000 in cash (the "Funds") with the Clerk of the Court on August 6, 2009;

WHEREAS, Defendant CIRI requested that Plaintiff Village Hospitality grant Defendant CIRI a limited grace period for Plaintiff Village Hospitality, Defendant CIRI, and a third party to potentially arrange an amicable resolution of the instant dispute, including the possible negotiation and execution of a new lease, purchase of Defendant CIRI's FF&E, and dismissal of this case with prejudice, and the parties therefore stipulated to a fifteen-day grace period in a Stipulation filed on July 28, 2009, and this Court confirmed that Stipulation in an Order entered on August 4, 2009;

WHEREAS, the parties have reached an amicable resolution to the dispute;

WHEREAS, the parties have agreed as follows:

(1)	the Order and Preliminary Writ of Restitution entered in the above-captioned action by this Court on August 4, 2009 shall be deemed final (and to constitute a final writ of restitution); and

(2)	the above-captioned action shall be dismissed with prejudice;

subject only to a reservation of rights by Plaintiff Village Hospitality and Defendant CIRI pursuant to and arising out of a Conditional Covenant Not to Execute entered into by Plaintiff Village Hospitality and Defendant CIRI dated September ___ , 2009.

NOW THEREFORE, the parties respectfully and jointly ask this Court to confirm this Stipulation by executing the Order below and dismissing the above-captioned action with prejudice.

Dated this _____ day of September 2009.	Dated this ______ day of September 2009.

LIONEL SAWYER & COLLINS	JONES VARGAS

By:	By:
Todd M. Touton, NV Bar #1744	Gary R. Goodheart, NV Bar #1203
Mark J. Gardberg, NV Bar #10879	David A. Carroll, NV Bar #7643
1700 Bank of America Plaza	3773 Howard Hughes Parkway
300 South Fourth Street	Third Floor South
Las Vegas, Nevada 89101	Las Vegas, Nevada 89169
(702) 383-8825	(702) 862-3300

Attorneys for Plaintiff Village	Attorneys for Defendant CIRI Lakeside
Hospitality LLC	Gaming Investors, LLC

ORDER

Based on the above-executed stipulation of counsel, and other good cause appearing therefore,

(1)
This Court's Order and Preliminary Writ of Restitution is, in accordance with the agreement of the parties, now hereby declared and confirmed as a Final Writ of Restitution and Judgment Granting a Final Writ of Restitution.

(2)
All other and further claims are hereby dismissed with prejudice. Each of the parties are to bear their own costs. Such dismissal is subject to the terms of a Conditional Covenant Not to Execute executed by the parties simultaneously with the Stipulation and Order for Dismissal with Prejudice, and the parties' reservation of rights created thereunder.

(3)
Plaintiff Village Hospitality is entitled to immediately redeem the $250,000 in a bond or bond equivalent previously deposited with the Clerk of the Court, and such funds shall be returned to Plaintiff Village Hospitality.

DATED this _____________ day of September 2009.

KATHLEEN DELANEY
DISTRICT JUDGE

EXHIBIT C

FF&E and Gaming Equipment

CATEGORY	DESCRIPTION

1	MAINTENANCE SHOP:

MAINTENANCE SHOP EQUIPMENT, FURNITURE, DRILL PRESS, GRINDERS, HOISTS, SMALL HAND TOOLS, SMALL POWER TOOLS, KEY MACHINE, TOOL BOXES, CARTS, BENCHES, CHAIRS, TABLES, SHELVING, TOOL CABINETS, DOLLIES

2	TAPPO SPORTS BAR/SPORTS BOOK/PATIO:

BAR AND LOUNGE EQUIPMENT INCLUDING, BAR STOOLS, TABLES, CHAIRS, REFRIGERATORS, SHORT ORDER GRILLING EQUIPMENT, KITCHEN EQUIPMENT, PORTABLE COOLERS, BEER TAP STATIONS, FLAT SCREEN TELEVISIONS, DECORATIVE ART, COUCHES, HEATERS, COFFEE TABLES, GLASSWARE, SHELVING, PORTABLE MISTING SYSTEM, UMBRELLAS; BUT NOT: PIZZA OVEN

3	ADMIN/IT/ACCOUNTING OFFICES:

OFFICE MACHINES, FURNITURE, PHONE SYSTEM, COPIERS, COMPUTER NETWORK SYSTEM, PERSONAL COMPUTERS, DESKS, CHAIRS, CREDENZAS, PARTITIONS, LATERAL FILE CABINETS, STEEL DRAWER FILE CABINETS, PRINTERS, FAX MACHINES, REFRIGERATORS

4	HOUSEKEEPING/ENTRY LOBBY:

HOUSEKEEPING EQUIPMENT, FURNITURE, CABINETS, RACKS, SHELVING, WIRE RACKS, PLANTERS, DECORATIVE WALL HANGING ART, CLEANING CARTS, FLOOR SCRUBBER

5	SLOT ROOM:

REPAIR AND TEST EQUIPMENT, TESTING MACHINES, CABINETS, BENCHES, STOOLS, CHAIRS, CARTS, OSCILLOSCOPES, ELECTRICAL TESTING GEAR, SOLDERING MACHINES, CALIBRATION UNIT, SPARE PARTS, HAND RADIOS, FILE CABINETS, DOLLIES, TABLES

6	CAGE/SOFT COUNT AREAS:

OFFICE AND CURRENCY COUNTING EQUIPMENT, FURNITURE, COPIER, CHANGE MACHINES, DESKS, CHAIRS, BILL JET SCANNING MACHINES, CABINETS, STEEL FILE CABINETS, LATERAL FILE CABINETS, ALUMINUM CARTS

CATEGORY	DESCRIPTION

7	KITCHEN/TENUTA CAFÉ & BAR:

KITCHEN, FOOD PREP, SERVICE EQUIPMENT, FURNITURE, COOLERS, FREEZER, MIXERS, PREP TABLES, OVENS, FRYERS, GRIDDLES, WARMERS, STEAM TABLES, POTS, PANS, SERVICE WARE, SERVICE CHINA, FLATWARE, WIRE RACKS, SHELVING, STORAGE CONTAINERS, COUNTERS, CASH REGISTERS, MICROS SYSTEM, TABLES, CHAIRS, FREE-STANDING COOLER, GLASS WASHER, BAR STOOLS, PLASMA TELEVISIONS, PORTABLE MISTING SYSTEM & UMBRELLAS, INVENTORY, DVD PLAYER & MUSIC TOWERS; BUT NOT: WALK-IN COOLERS OR FREEZERS

8	STORAGE AREAS:

SMALL WARES, RACKING, WALK-IN FREEZER, LIGHTING, FLOOR SCRUBBER, SWEEPER, LOUNGE CHAIRS, PATIO HEATERS, STAGE, UNIFORMS, BEVERAGE COOLERS, KITCHEN EQUIPMENT, FOLDING CHAIRS, TABLES, BANQUET TABLES, CASINO CHAIRS, LADDERS, BLACKJACK TABLES, PORTABLE SCREENS, PROMOTIONAL INVENTORY, SAFE, CARPET (NON ATTACHED); BUT NOT: JACKETED STEAM KETTLE, HOOD, ANSUL FOAMING SYSTEM

9	GIFT SHOP:

INVENTORY, WINE RACKS, REFRIGERATORS, POINT OF SALES SYSTEM, FREE-STANDING DISPLAY CASES

10	CASINO FF&E:

ROULETTE TABLES, CRAP TABLE, APPROX 600 CASINO CHAIRS, SECURITY DESK, 9 BLACKJACK TABLES, POKER TABLE, TELEVISIONS, SLOT SIGNAGE, MAIN SOUND AND A/V EQUIPMENT & FREE STANDING SPEAKERS WITH MOUNTS, SLOT STANDS, CHIPS, 2 BILL BREAKERS, FREESTANDING LIGHTING, (NON-ATTACHED) CARPET

11	GAMING DEVICES:

511 GAMING DEVICES, WHICH INCLUDES THOSE REMOVED IN JULY 2009

12	SURVEILLANCE EQUIPMENT:

DIGITAL DATA SURVEILLANCE SYSTEM WITH CAMERAS, MONITORS, SERVERS, SWITCHES, CONTROL PANELS, RACKS, CABLE (NO IN WALL WIRING TO BE REMOVED)

13	PLAYER TRACKING AND DATABASE:

OASIS PLAYER TRACKING SYSTEM HARDWARE AND PLAYER DATABASE, INCLUDING PLAYER HISTORY

14	MISCELLANEOUS

BACK-UP GENERATOR, UPS SYSTEM, IT ROOM - SERVERS, SHUTTLE BUS, SMALL PICK UP TRUCK, GOLF CART, JLG SCISSOR LIFT, RIDING SWEEPER, INVENTORIES & SUPPLIES, RADIO SYSTEM, PAGER SYSTEM - TENUTA, PLAYER'S CLUB EMBOSSERS, SERVICE BAR EQUIPMENT, ICE MACHINES, FREE-STANDING S1GNAGE

NOTE: IN THE REMOVAL OF ANY FITTINGS SUCH AS CAMERAS ETC THERE IS NO INTENTION TO REMOVE ANY IN-WALL WIRING.

EXHIBIT D

Material CIRI Employees

Rick Ingrassia